Exhibit 99.1

JOINT PRESS RELEASE

Kerr-McGee and Westport Complete Merger

Oklahoma City, June 25, 2004 – The stockholders of Kerr-McGee Corp. (NYSE: KMG) and Westport Resources Corp. (NYSE: WRC) today overwhelmingly approved the merger of the companies during special meetings of the stockholders of each company.  The transaction now has been completed.

“This transaction adds significant depth, breadth and balance to our oil and gas operations, further enhancing our core U.S. operating areas with high-quality assets,” said Luke R. Corbett, Kerr-McGee chairman and chief executive officer.  “The transaction increases Kerr-McGee’s proved reserves by nearly 30% and expands our foundation of high-margin production and low-risk exploitation opportunities.  Also, the additional free cash flow, combined with anticipated annual cost savings of more than $40 million, will increase our financial flexibility.”

Kerr-McGee’s executive management team members will continue in their current roles, and the company will retain the name Kerr-McGee Corporation, maintaining its headquarters in Oklahoma City.  The company’s oil and gas operations will continue to be based in Houston, with primary regional offices in Denver; Dallas; Aberdeen, Scotland; and Beijing.  The combined company’s workforce will be reduced by approximately 150 positions.  Following the completion of the workforce reductions, the company will have approximately 1,400 Kerr-McGee oil and gas employees worldwide.

“After the merger announcement, we formed a transition team to develop an organization that will allow us to quickly and efficiently integrate our operations to successfully execute our strategic plan,” said Dave Hager, senior vice president responsible for oil and gas exploration and production.  “By integrating experts from both companies, we have a premier team which can capitalize fully on our extensive U.S. onshore and Gulf of Mexico resource potential.

“The additional properties have a probable and possible resource potential of 1.8 trillion cubic feet of natural gas equivalent, and more than 2,500 low-risk, proven undeveloped, probable and possible drilling locations already are identified,” said Hager.  “The merger supplements Kerr-McGee’s organic growth, resulting in an expected compound annual production growth rate of more than 10% over the next three years.”

Kerr-McGee’s daily oil and gas production volumes are expected to increase more than 30% as a result of the transaction.  In 2005, daily production is projected to be in the range of 355,000 to 370,000 barrels of oil equivalent.

Kerr-McGee has entered into financial derivative transactions, primarily in the form of costless collars, that when combined with existing hedges, will cover approximately 90% of anticipated production from the Westport properties through 2006.  Details are available on Kerr-McGee’s website at http://www.kerr-mcgee.com/ir/guidance.htm.

Kerr-McGee is increasing its estimated 2004 capital program for oil and gas operations from $900 million to $1.1 billion, and its exploration expense from $300 million to $340 million, to reflect six months of combined company operations.  As a result of the merger, Kerr-McGee expects to reduce its total debt as a percent of capitalization to approximately 42% by year-end.

Under the terms of the merger, Westport stockholders received 0.71 shares of Kerr-McGee common stock for each common share of Westport.  As a result, Kerr-McGee issued approximately 49 million new shares to Westport’s stockholders and has a total of approximately 150 million shares outstanding.

Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion.  For additional information about Kerr-McGee see www.kerr-mcgee.com.

Statements in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, including resource estimates, production rate estimates, annual cost savings, net debt to capitalization estimates, free cash flow estimates and accretion expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “budget,” “goal,” “plans,” “should,” or similar words.  These “forward-looking” statements also include statements relating to (1) the impact the transaction is expected to have on the combined entity’s operations, financial condition, and financial results, (2) the company’s expectations about its ability to successfully integrate the combined businesses, (3) the amount of cost savings and overall operational efficiencies the company expects to realize as a result of the proposed transaction, (4) anticipated drilling and development opportunities and (5) the ability of the company to meet its stated financial goals.  In addition, any statements regarding possible commerciality, development plans, capacity expansions, drilling of new wells, ultimate recoverability of reserves, future production rates, future cash flows and changes in any of the foregoing are forward-looking statements.

Matters discussed in these statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements.  The following factors, among others, could cause actual results to differ from those set forth in these forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, the price of oil and gas, drilling risks, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee’s oil and gas business supplies raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Kerr-McGee operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors sections of the definitive joint proxy statement/prospectus contained in the Registration Statement on Form S-4/A filed by Kerr-McGee with the U.S. Securities and Exchange Commission (SEC) on May 18, 2004, Kerr-McGee’s Annual Report on Form 10-K and Westport’s Annual Report on Form 10-K as well as other of their SEC filings.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We use certain terms in this release, such as “probable and possible” resources, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  Investors are urged to consider closely the disclosures and risk factors in Kerr-McGee’s Forms 10-K and 10-Q, File No. 1-16619, available from its offices or website, www.kerr-mcgee.com, and in Westport’s Forms 10-K and 10-Q, File No. 1-14256, available from its offices or website, www.westportresourcescorp.com.  You can also obtain these forms from the SEC by calling 1-800-SEC-0330.

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Media Contact:                                                              Debbie Schramm

Direct – 405-270-2877

Pager – 888-734-8294

dschramm@kmg.com

Investor Contact:                                                   Rick Buterbaugh

Direct – 405-270-3561

Kerr-McGee Corporation Facts

June 25, 2004

•                  Worldwide assets – more than $14 billion

•                  Equity market capitalization – approximately $8 billion

•                  Total enterprise value – approximately $12 billion

•                  Combined 2003 operating cash flow plus cash exploration costs – approximately $2.2 billion

•                  Worldwide proved oil and natural gas reserves – more than 1.3 billion barrels of oil equivalent (BOE)
(Combined Kerr-McGee and Westport proved reserves as of Dec. 31, 2003)

•                  Gross undeveloped leaseholdings – approximately 63 million acres

•                  Kerr-McGee 2003 annual dividend – $1.80 per share

Oil & Gas

•                  Proved Reserves (MM BOE):

	As of Dec. 31, 2003
	KMG	WRC	Combined
North American Onshore	351	273	624
Gulf of Mexico	356	24	380
U.K. North Sea	280	—	280
China	39	—	39
Total	1,026	297	1,323

•                  Production

•                  One of the largest U.S. independent oil and gas producers

•                  2005 daily production projected to be in the range of 355,000 to 370,000 BOE

•                  Approximately 54% natural gas and 46% oil

•                  Projected production by region:

•                  North American Onshore – 38%

•                  Gulf of Mexico –35%

•                  U.K. North Sea – 21%

•                  China – 6%

•                  North American Onshore asset portfolio

•                  Predominantly long-life natural gas

•                  Dominant positions in Colorado’s Denver-Julesburg basin and Utah’s Uinta basin

•                  Concentrated assets in Mid-Continent, South Texas and Gulf Coast areas

•                  Sizeable position in the Moxa Arch field in Wyoming’s Green River basin

•                  Coalbed methane position in Wyoming’s Powder River basin

•                  Third-quarter 2004 projected daily production from 141,500 to 148,500 BOE

•                  Gulf of Mexico asset portfolio

•                  Shelf properties

•                  Extensive infrastructure with critical mass

•                  Significant lower-risk exploitation opportunities

•                  Exploration opportunities, including high-potential deep shelf gas play position

•                  Deepwater properties

•                  Largest independent leaseholder in deepwater

•                  Substantial deepwater production base and high-potential exploration portfolio

•                  Deepwater production from seven major fields, four of which Kerr-McGee operates, along with satellite fields

•                  New deepwater fields under development (all KMG-operated):

•                  Red Hawk (50%) – first production expected in July, 2004

•                  Constitution (100%) – first production expected mid-2006

•                  Ticonderoga (50%) – subsea tieback to Constitution facility, with first production expected mid-2006

•                  12 to 15 deepwater gulf exploration and appraisal wells expected in 2004

•                  Third-quarter 2004 projected daily production from 127,000 to 138,000 BOE

•                  Approximately 65% to 70% from deepwater

•                  United Kingdom sector of the North Sea asset portfolio

•                  Focus on Central North Sea (Quadrants 9, 16 and 30), with producing assets including:

•                  Quadrant 9 – Buckland (33.3%), Gryphon (KMG operator, 86.5%), Harding (30%), Leadon (KMG operator, 100%), Maclure (33.3%), Skene (33.3%) and Tullich (KMG operator, 100%)

•                  Quadrant 16 – Brae area fields (5% to 8%)

•                  Quadrant 30 – Janice field (KMG operator, 75.3%)

•                  Third-quarter 2004 projected daily production from 64,000 to 72,000 BOE

•                  4 to 6 exploration wells expected in 2004

•                  New ventures and international asset portfolio

•                  China’s Bohai Bay

•                  Development of two fields, CFD 11-1 and CFD 11-2 on Block 04/36 (KMG operator, 40%) under way with first production expected in the third quarter of 2004

•                  Five additional discoveries to date:

•                  Block 04/36 – CFD 11-3, CFD 11-5 and CFD 11-6 (KMG operator, 40%)

•                  Block 05/36 – CFD 12-1 and CFD 12-1S (KMG operator, 25%)

•                  Additional exploration in China is expected in 2004

•                  Exploration focused on high-potential prospects in proven hydrocarbon basins

•                  Successful exploratory effort in Alaska’s NW Milne Point, with additional drilling planned for late 2004

•                  Exploratory wells are drilling offshore Brazil and Morocco

Chemical

•                  World’s third-largest producer and marketer of titanium dioxide pigment, a whitener and opacifier used in paints, plastics, paper and many other products

•                  One of only five titanium dioxide producers with proprietary chloride technology, which is one of the two processes used to make pigment

•                  Total annual gross production capacity of approximately 668,000 tonnes – 75% from the chloride process

•                  Production facilities in Australia, Germany, Netherlands and the United States, providing pigment for customers in approximately 100 countries